As of March 20, 2008

Global Energy, Inc.
Migdal Aviv
7 Abba Hilel Street
Ramat Gan, 52520
Israel

Re: Waivers to Securities Purchase Agreement dated as of July 6, 2007

Gentlemen:

     Reference is made to that certain Securities Purchase Agreement, dated as of July 6, 2007 (as amended and in effect from time to time, the “Securities Purchase Agreement”), by and between Global Energy, Inc. (the “Company”) and YA Global Investments, L.P., (the “Investor”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

     Pursuant to the Securities Purchase Agreement, the Company shall issue and sell to the Investor $1,000,000 of Convertible Debentures at the Fourth Closing, which closing shall take place upon the satisfaction of certain conditions, including the effectiveness of the Registration Statement. The Registration Statement has not yet been declared effective, however, the Company has requested that the Investor close on the purchase of $500,000 of Convertible Debentures prior to the effectiveness of the Registration Statement and close of the purchase of the remaining $500,000 after the effectiveness of the Registration Statement, and the Lender has agreed to do so, but only on the express terms of this letter agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

1.

Funding. The Company represents and warrants that as of the date hereof, all conditions to the Fourth Closing have been satisfied, except for the condition set forth in Section 7(d)(vi) of the Securities Purchase Agreement relating to the effectiveness of the Registration Statement. On the date hereof, Company and the Investor shall close on the purchase and sale of $500,000 of the Convertible Debentures which were to be issued and sold on the Fourth Closing and the remainder of the amount of the Fourth Closing shall remain unchanged (i.e. it shall close within 3 business days of the effective date of the Registration Statement, subject to the satisfaction of the conditions to the Fourth Closing).

2.	The Conversion Price (as defined in the Convertible Debentures) shall be amended to equal $1.25, or as subsequently adjusted as provided in the Convertible Debentures.

3.	The Warrant Exercise Price (as defined in the Warrants) shall be amended to equal $1.25 or as subsequently adjusted as provided in the Warrant.

4.

Ratification; Waiver; Representations. The Company hereby (a) acknowledges, confirms, and agrees that, except as specifically modified herein, the Securities Purchase Agreement, the other Transaction Documents and all other documents related thereto or executed in connection therewith remain in full force and effect, and confirms and ratifies each of the terms thereof, (b) acknowledges, confirms and agrees that the Company remains liable for all amounts owed pursuant to the Securities Purchase Agreement and Convertible Debentures issued thereunder without any offsets, defenses, claims, or counterclaims with respect thereto, and (c) represents and warrants to the Issuer that no Event of Default exists, or solely with the passage of time or notice, would exist under the Securities Purchase Agreement, the Convertible Debentures, or the other Transaction Documents.

     This letter agreement is intended to be executed under seal as of the date set forth above. If this letter agreement sets forth our understanding, please execute this letter agreement where indicated below.

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: ________________
Name:
Title:

ACCEPTED AND AGREED:

GLOBAL ENERGY, INC.

By: /s/ Asi Shalgi
Name: Asi Shalgi
Title: Chief Executive Officer